Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149200) and Form S-3 (No. 333-159678) of Targa Resources Partners LP of our report dated July 24, 2009 relating to the combined financial statements of the Downstream Assets of Targa Resources, Inc., which appears in this Current Report on Form 8-K of Targa Resources Partners LP dated July 28, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
July 28, 2009